                                                                   EXHIBIT 10.36

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS

     This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement"), effective as of September 29, 2000 ("Effective Date"), by and between TECH BUSINESS CENTER, LLC, a California limited liability company ("Seller"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("Buyer"), constitutes (1) an agreement of purchase and sale between the parties and (2) joint escrow instructions to the Escrow Agent identified herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE 1
                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

     1.1    Description of Property.  Seller owns real property ("Property")
            -----------------------
located in the City of Poway, County of San Diego, California, more particularly described on Exhibit A attached hereto. The Property consists of approximately
             ---------
31.66 gross acres. The Property is located within a business and industrial park known as Poway Corporate Center, Phase IV ("Corporate Center") and is commonly described as "Phase IV" of the Corporate Center.

     1.2    Purchase and Sale; Effective Date.  Execution of this Agreement by
            ---------------------------------
both parties creates a binding agreement, whereby Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller, on the terms and conditions stated herein. This Agreement shall be effective on the Effective Date set forth above, which shall be the date of execution by the last party to sign.

     1.3    Deposit.
            -------

            (a)  Payment by Buyer. Buyer shall deliver to Escrow, concurrently
                 ----------------
with delivery of this Agreement, a deposit ("Deposit") of One Hundred Thousand Dollars ($100,000.00), in the form of a cashier's or certified check drawn on a California bank account or funds by federal wire ("Good Funds"), payable to Escrow Agent.

            (b)  Return/Release of Deposit. The Deposit, together with all
                 -------------------------
interest earned thereon prior to release of the Deposit to Seller as described below, shall be returned to Buyer if the Agreement and the Escrow are terminated for nonsatisfaction of any Due Diligence Condition or Closing Condition pursuant to Section 5.5. If this Agreement and the Escrow are not terminated for nonsatisfaction of a Due Diligence Condition prior to expiration of the Due Diligence Period defined in Section 5.2(a), then Escrow Agent shall release the Deposit of One Hundred Thousand Dollars ($100,000.00) to Seller, without further instructions from the parties. The Deposit shall be nonrefundable to Buyer after such release unless the Escrow fails to close due to nonsatisfaction of the Closing Condition described in Section 5.3 or a default by Seller.

          (c)  Credit of Deposit. The Deposit shall be credited to Buyer and
               -----------------
applied against the Purchase Price at the Closing.

          (d)  Interest on Deposit. Escrow Agent shall invest the Deposit in a
               -------------------
federally-insured, interest-bearing account approved by Buyer, provided that such investment shall not delay release of the Deposit to Seller as provided above. All interest earned on the Deposit prior to release to Seller shall be Buyer's. No interest for the period commencing upon release of the Deposit to Seller shall be payable to Buyer or credited against the Purchase Price.

     1.4  LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER WILL
          ------------------
SUFFER SUBSTANTIAL DAMAGES IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY BY THE CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT FOR ANY REASON, OTHER THAN NONSATISFACTION OF THE CONDITIONS SET FORTH IN SECTIONS
5.2 AND 5.3 (TIMELY RAISED) OR A DEFAULT BY SELLER. GIVEN FLUCTUATIONS IN LAND VALUES, THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, THE PARTIES REALIZE THAT IT WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY THE ACTUAL AMOUNT OF SELLER'S DAMAGES IN THE EVENT OF SUCH FAILURE TO PERFORM BY BUYER. THEREFORE, THE PARTIES HEREBY AGREE THAT THE $100,000.00 DEPOSIT PLUS INTEREST EARNED THEREON REPRESENTS A REASONABLE ESTIMATE OF SUCH DAMAGES, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF EXECUTION OF THIS AGREEMENT, AND THAT SELLER SHALL HAVE THE RIGHT TO RETAIN THE FULL AMOUNT OF THE DEPOSIT [PLUS INTEREST EARNED THEREON] AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, AS SELLER'S SOLE RIGHT TO DAMAGES AS A RESULT OF BUYER'S DEFAULT. SELLER WAIVES ALL RIGHTS SELLER OTHERWISE MAY HAVE PURSUANT TO CALIFORNIA CIVIL CODE SECTION 3389 TO SPECIFICALLY ENFORCE THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, THIS SECTION SHALL NOT LIMIT OR LIQUIDATE ANY OBLIGATIONS OR LIABILITIES OF BUYER PURSUANT TO
SECTION 7.1. BY SIGNING THEIR INITIALS BELOW, EACH PARTY CONFIRMS ITS CONSENT TO AND AGREEMENT WITH THE PROVISIONS OF THIS PARAGRAPH:

                 ______________________   ______________________
                      Seller's Initials   Buyer's Initials


                                   ARTICLE 2
                                 PURCHASE PRICE
                                 --------------

     2.1  Purchase Price. The total purchase price ("Purchase Price") which
          --------------
Buyer agrees to pay and Seller agrees to accept for the Property is the sum of Seventeen Million Two Hundred Fifty Thousand Dollars ($17,250,000.00), payable through Escrow as follows:

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     (a)  The Deposit of One Hundred Thousand Dollars ($100,000.00) shall be delivered to Escrow Agent, as provided in Section 1.3; and

     (b) The balance of Seventeen Million One Hundred Fifty Thousand Dollars ($17,150,000.00) shall be delivered to Escrow Agent in cash, in the form of Good Funds, a sufficient time in advance of the Closing to permit disbursement of such funds to Seller on the Closing Date under applicable law and Escrow Agent's standard practice.

                                   ARTICLE 3
                                    ESCROW
                                    ------

     3.1  Escrow Agent.  First American Title Insurance Company, Attn:  Lynn
          ------------
Graham, Escrow Officer, 411 Ivy Street, San Diego, California 92101 ("Escrow Agent"), Tel. 619/231-4687, Fax 619/238-1029 is designated, authorized and instructed to act as Escrow Agent pursuant to the terms of this Agreement. The escrow for this transaction ("Escrow") is identified as Escrow No. 00-1887LG. Escrow Agent shall acknowledge the Opening of Escrow and its agreement to act as the escrow agent hereunder by: (a) executing the Consent of Escrow Agent attached hereto; and (b) promptly delivering a copy of the executed Consent to Seller and Buyer.

     3.2  Escrow Instructions.  This Agreement shall constitute initial escrow
          -------------------
instructions to Escrow Agent. Escrow Agent's general conditions are attached hereto as Exhibit B and made a part hereof, to the extent they are consistent
          ---------
with the provisions of this Agreement. The parties shall execute any additional escrow instructions reasonably required by Escrow Agent to consummate the transaction provided for herein; provided, however, such additional escrow instructions shall not modify the provisions of this Agreement, unless such instructions (a) state the modification in full, and (b) are signed by both parties.

     3.3  Opening of Escrow.  Within two (2) business days after execution by
          -----------------
both parties, the parties shall deliver a fully executed copy of this Agreement and Buyer shall deliver the Deposit to Escrow Agent. Opening of Escrow shall be the date Escrow Agent executes the Consent described in Section 3.1.

     3.4  Close of Escrow.
          ---------------

          (a)  Closing Date. "Close of Escrow" or "Closing" means the date
               ------------
Escrow Agent records the Grant Deed in favor of Buyer and delivers the Purchase Price to Seller. The "Closing Date" means the date the Closing actually occurs. Provided the Conditions described in Article 5 have been satisfied or waived as provided therein, the Closing shall occur on a date designated by Buyer and reasonably approved by Seller but in no event later than the Closing Deadline. The "Closing Deadline" means the date that is the later of: (1) one hundred twenty (120) days after the date of the Opening of Escrow, or (2) the City's approval of the Tentative Map revisions described in Section 5.3 as long as such approval remains a condition to the Closing pursuant to Section 5.3; provided, however, in no event shall the Closing occur prior to January 1, 2001.

          (b)  Material Term. BUYER ACKNOWLEDGES THAT A TIMELY CLOSING ON OR
               -------------
BEFORE THE SPECIFIED CLOSING DATE IS A MATERIAL TERM OF
                                       --------

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THIS AGREEMENT, AND THE CLOSING DATE MAY NOT BE EXTENDED EXCEPT BY A WRITTEN
ESCROW INSTRUCTION SIGNED BY BUYER AND SELLER. If the Closing does not occur on or before the Closing Deadline, for any reason other than nonsatisfaction of a Condition or a default by Seller, and if the Closing Deadline has not been extended by written instructions signed by Buyer and Seller, then Buyer shall be in material default hereunder and Seller shall have the unilateral right to terminate this Agreement and the Escrow by delivering written notice to Escrow Agent (with a copy to Buyer). In the event of termination pursuant to this Section, Seller shall have no further obligations hereunder. Such termination:
(1) shall not release Buyer's liability for such default; (2) shall not release any other liabilities or obligations of Buyer hereunder which arise prior to the termination date or pursuant to those provisions which survive termination of this Agreement under the express terms of this Agreement; and (3) shall not affect Seller's rights and remedies as a result of such default, subject to the limitation on Seller's remedies set forth in Section 1.4. If Seller does not elect to exercise its right to terminate this Agreement and the Escrow as set forth above, Escrow Agent shall proceed to complete the Closing as soon as possible.

     3.5  Deliveries to Escrow.  Prior to the Closing Date, each party shall
          --------------------
timely deliver to Escrow all funds and documents required to complete the Closing under the terms of this Agreement, including, but not limited to, prorated amounts and other payments required under Section 3.7. Failure to make any such delivery shall constitute a material default hereunder.

     3.6  Completion of Documents.  Escrow Agent is authorized to collate
          -----------------------
counterparts of documents deposited in Escrow, to insert the Closing Date as the effective date where appropriate, and to otherwise complete such documents in accordance with instructions received by both parties, where appropriate and consistent with this Agreement.

     3.7  Prorations, Escrow Fees and Costs.
          ---------------------------------

          (a)  Prorations. The following items shall be prorated in Escrow, as
               ----------
of the date of Close of Escrow: (1) County, City and special district (if any) taxes and assessments, based upon the most recent official information available in the office of the taxing entity; and (2) assessments payable pursuant to the CC&Rs defined in Section 4.1(b)(4). All prorations shall be made on the basis of a 30-day month and a 360-day year, unless the parties otherwise agree in writing. If the latest tax information applies to a tax parcel which includes other property in addition to the Property, Escrow Agent shall prorate the amount applicable to the Property based upon gross acreage figures verified by Seller's engineer. If any taxes or assessments for the Property have been bonded or prepaid by Seller as a condition to recordation of any subdivision map, parcel map or lot line adjustment, Buyer shall pay the amount of such taxes and assessments to Seller through Escrow. If either party receives, after Close of Escrow, a supplemental tax assessment based upon new construction or a change in ownership occurring prior to the Closing Date, then, within thirty (30) days after receipt, the parties shall prorate said supplemental assessment outside of Escrow (but as of the Closing Date) and make any appropriate payments.

          (b)  Seller's Payments. Seller will pay: (1) the County Documentary
               -----------------
Transfer Tax, in the amount Escrow Agent determines to be required by law; (2) the cost of the CLTA Title Policy described in Section 4.2; (3) one-half of Escrow Agent's escrow fee or escrow cancellation charge; and (4) other Seller's charges and expenses, in accordance with the customary practices of Escrow Agent.

          (c)  Buyer's Payments. Buyer will pay: (1) one-half of Escrow Agent's
               ----------------
escrow fee or escrow cancellation charge; (2) the additional cost of ALTA extended title insurance coverage, if requested by Buyer as described in Section 4.3; (3) the cost of recording the Grant Deed; (4) all costs, fees and expenses incidental to Buyer's financing; and (5) other Buyer's charges and expenses, in accordance with the customary practices of Escrow Agent.

          (d)  Default. Notwithstanding the foregoing, in the event of a default
               -------
by Buyer or Seller hereunder, all cancellation and other escrow charges shall be paid by the defaulting party.

     3.8  Closing Statement. Escrow Agent shall prepare a preliminary Closing
          -----------------
Statement for review and approval by Seller and Buyer prior to the Closing. As soon as reasonably possible after the Closing, Escrow Agent shall prepare a final accounting and Closing Statement and send a copy to Seller and Buyer.

     3.9  Existing Encumbrances.  Escrow Agent is authorized to obtain
          ---------------------
beneficiary demands and requests for reconveyance (in a form approved by Seller) for any existing Deeds of Trust affecting the Property, which shall be partially reconveyed at Close of Escrow. Seller has the right to approve all demands and requests for reconveyance described in this Section, but each party's approval shall not be unreasonably withheld or delayed.

     3.10 Distribution of Funds and Documents.  At the Close of Escrow, Escrow
          -----------------------------------
Agent shall do each of the following:

          (a)  Payment of Encumbrances. Pay the amount of those monetary liens
               -----------------------
described in Section 3.9 to the obligees thereof, in accordance with the demands approved by Seller, utilizing funds to which Seller shall be entitled upon Close of Escrow and funds (if any) deposited in Escrow by Seller.

          (b)  Recordation of Documents. Submit to the County Recorder of San
               ------------------------
Diego County the Grant Deed for the Property and each other document to be recorded in the Official Records under the terms of this Agreement or by general usage, and, after recordation, cause the County Recorder to mail the Grant Deed to Buyer and each other such document to the grantee, beneficiary or person acquiring rights thereunder or for whose benefit said document was recorded. At Seller's request, the County Documentary Transfer Tax shall be set forth in a statement separate from the Grant Deed and shall not be reflected in any recorded document.

          (c)  Non-Recorded Documents. Deliver by United States mail (or hold
               ----------------------
for personal pickup, if requested): (1) the Title Policy to Buyer; and (2) each other non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired.

          (d)  Distribution of Funds. Deliver by United States mail (or comply
               ---------------------
with other unilateral instructions given by the applicable party): (1) to Seller, or order, the cash portion of the Purchase Price, adjusted for prorations, charges and other credits and debits provided for herein, including the funds to be withheld pursuant to Section 7.2(d) below; and
(2) to Buyer, or order, any excess funds delivered to Escrow Agent by Buyer.

          (e)  Conformed Copies. Upon Close of Escrow, Escrow Agent shall
               ----------------
deliver to Seller copies of all fully executed documents and escrow instructions. Each recorded document shall be conformed to show the recording date and file number.

                                   ARTICLE 4
                                 TITLE MATTERS
                                 -------------

     4.1  Preliminary Title Report.
          ------------------------

          (a)  Delivery to Buyer. As soon as reasonably possible after Opening
               -----------------
of Escrow, Escrow Agent shall provide to Buyer, at Seller's expense, a preliminary report ("PR") issued by First American Title Insurance Company ("Title Insurer"), identified as Order No. 1249556-11, reflecting the status of title to the Property, together with copies of all recorded documents referred to therein. The PR will be deemed received by Buyer on the date of personal delivery or three (3) days after mailing by Escrow Agent.

          (b)  Permitted Exceptions. The following matters shall be deemed
               --------------------
permitted exceptions to title to the Property ("Permitted Exceptions"), and Buyer shall take title to the Property subject thereto:

               (1) The lien of current, non-delinquent real estate taxes and assessments;

               (2) The lien of any supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code;

               (3) The exceptions set forth in the PR or any supplement thereto (including any supplement resulting from a survey or inspection required to issue ALTA coverage, if Buyer elects such coverage as described in Section 4.3), to the extent they are either approved by Buyer or disapproved by Buyer but cured by Seller pursuant to Sections 4.1(c) through (f) below;

               (4) Exceptions reasonably necessary to develop the Property or required under the terms of any governmental conditions of approval for the Corporate Center, provided they do not materially impair development and use of the Property and do not include monetary liens against the Property; and

               (5) Any other matters requested, solely caused or approved in writing by Buyer.

          (c)  Approval of PR. Buyer shall have until the date which is fifteen
               --------------
(15) days prior to expiration of the Due Diligence Period ("PR Approval Deadline") to notify Escrow Agent (with a copy to Seller), in writing, of its objection to any exceptions identified in the PR. If the Title Insurer issues any supplement to the PR which identifies any additional exceptions which are not Permitted Exceptions, Buyer shall have the right to deliver written notice of its objection to the same, in writing, to Escrow Agent (with a copy to Seller): (1) prior to the PR Approval Deadline, with respect to any new exceptions resulting from the ALTA survey and inspection (if Buyer elects ALTA coverage, as further described in Section 4.3); or (2) prior to the PR Approval Deadline, with respect to any exceptions identified in a supplement received by Buyer at least three (3) business days prior to the PR Approval Deadline; or (3) five (5) business days after receipt, with respect to exceptions identified in any all other supplements. All exceptions which are approved by Buyer shall be deemed Permitted Exceptions.

          (d)  No Objection. If Buyer's written objection is not received by
               ------------
Escrow Agent within the applicable time period set forth in (c) above, Buyer shall be deemed to have disapproved the PR or supplement thereto.

          (e)  Cure of Disapproved Exceptions. If Buyer timely disapproves one
               ------------------------------
or more exceptions indicated in the PR pursuant to (c) above or is deemed to have disapproved the PR or supplement thereto pursuant to (d) above, Seller may, at its option, cure such disapproval by delivering written notice to Escrow Agent (with a copy to Buyer) within ten (10) days after Seller's receipt of Buyer's objection, or, if Buyer has failed to respond, within ten (10) days after expiration of the applicable time period given Buyer to respond in (c) above, indicating that Seller will either eliminate or cause the Title Insurer to insure over such exception(s) by the Closing Date. If Seller delivers such written election to cure disapproved exceptions, Seller shall have until the Closing Date to complete the cure. If Seller fails to deliver such written notice, Seller shall be deemed to have elected not to cure the disapproved exceptions. All disapproved exceptions which are cured by Seller pursuant to this Section shall be deemed Permitted Exceptions.

          (f)  Right to Cancel or Perform. If Seller does not elect to cure each
               --------------------------
exception to which Buyer has objected, Buyer shall elect one of the following, by delivering written notice to Escrow Agent (with a copy to Seller) within five
(5) days after receipt of notice of Seller's election or expiration of the 10-day period described in (d) above (whichever occurs first): (1) to waive its objections, take title subject to such exceptions, which shall be deemed Permitted Exceptions, and proceed with Close of Escrow; or (2) to terminate this Agreement and the Escrow, in which event neither party shall have any further obligation hereunder (except for any liabilities or obligations which survive termination under the express provisions of this Agreement) and Buyer's Deposit shall be returned. If Buyer fails to deliver notice of its election within said 5-day period, Buyer will be deemed to have waived its objection and to have agreed to take title subject to such exception(s).

     4.2  Title Policy. As of the Closing, Title Insurer shall issue, or be
          ------------
committed to issue, a standard form CLTA Owner's Title Insurance Policy ("Title Policy") insuring Buyer's title to the Property in the amount of the Purchase Price. The Title Policy shall be subject only to: (a) the Permitted Exceptions; and (b) matters excepted or excluded from coverage by the printed terms of the Title Policy's standard form.

     4.3  ALTA Title Coverage. Buyer may obtain ALTA title insurance coverage,
          -------------------
rather than the CLTA Title Policy described in Section 4.2, subject to the following conditions:

          (a)  Provision of such coverage shall not delay the Close of Escrow;

          (b) Buyer shall pay all additional costs of obtaining such coverage, including the costs of any required survey;

          (c) Buyer shall obtain and deliver to the Title Insurer any required survey and order the Title Insurer's inspection of the Property a sufficient time in advance so that any additional exceptions resulting from the Title Insurer's review of the survey and inspection will be reviewed and approved or disapproved by Buyer in the manner and prior to the PR Approval Deadline set forth in Section 4.1(c); and

          (d) Seller shall have the option (but not the obligation) to cure any such disapproved exceptions as described in Section 4.1(e) and (f).

     4.4  Grant Deed.  Prior to Close of Escrow, Seller and Buyer shall each
          ----------
execute, acknowledge and deliver to Escrow a counterpart original of the Grant Deed, in the form attached hereto as Exhibit C, conveying the Property to Buyer
                                     ---------
subject to covenants, conditions and restrictions and other exceptions set forth therein.

                                   ARTICLE 5
                         CONDITIONS TO CLOSE OF ESCROW
                         -----------------------------

     5.1  Property Documents.  Buyer acknowledges receipt of copies of the
          ------------------
documents relating to the Property identified on Exhibit D attached hereto
                                                 ---------
("Property Documents").

   5.2    Due Diligence Period; Conditions.
          --------------------------------

          (a)  Due Diligence Period. The "Due Diligence Period" means a period
               --------------------
beginning on the Effective Date of this Agreement and terminating ninety (90) days thereafter on December 28, 2000.

          (b)  Due Diligence Conditions. Close of Escrow shall be contingent
               ------------------------
upon satisfaction or waiver of each of the following conditions ("Due Diligence Conditions") prior to expiration of the Due Diligence Period:

               (1)  Title Matters. Pursuant to and within the time deadlines
                    -------------
specified in Sections 4.1 and 4.3, as applicable: (A) Buyer's approval of the PR and any supplements thereto which are required to be approved or disapproved prior to the PR Approval Deadline, and the survey and inspection (if ALTA title insurance coverage is requested by Buyer pursuant to Section 4.3); or (B) Seller's election to cure all exceptions disapproved by Buyer; or (C) Buyer's waiver of any remaining disapproved exception(s).

               (2)  Due Diligence Review. Buyer's approval, in its sole
                    --------------------
discretion, of all aspects of the Property and the feasibility of Buyer developing the Property for Buyer's use, after such examination, inspection, investigation and review during the Due Diligence Period as Buyer considers it appropriate to undertake, including, but not limited to, review of the following:

                    (A) The Property Documents described in Section 5.1 and Exhibit D;
---------

                    (B) All applicable zoning, subdivision, development, land use, environmental, building and other governmental laws, ordinances, rules, regulations and requirements, the terms and conditions of all governmental permits and approvals affecting the Property, and the Property's compliance with the foregoing;

                    (C) The physical conditions of the Property, including soils, subsurface, geotechnical, seismic, hydrological and environmental conditions;

                    (D) All other matters relating to the condition, value, fitness, suitability, development, improvement or use of the Property, including all matters described in Section 6.2, and all matters Buyer may deem necessary or appropriate.

          All costs incurred by Buyer in conducting the due diligence review described above shall be paid by Buyer.

     5.3  Closing Condition.  Close of Escrow shall be contingent upon approval
          -----------------
by the City of Poway ("City"), prior to the Closing Date, of certain revisions to the existing Tentative Map (TM 97-01) for the Property, as outlined in Exhibit F attached hereto or as otherwise approved in writing by Buyer and
----------
Seller ("Closing Condition"). Seller shall use commercially reasonable efforts and diligence to apply for and process such approval, at Seller's cost. Provided, however, that if Buyer's development plans result in a delay in the processing or approval of such revisions, then Seller shall have the right and obligation to complete the same after Close of Escrow and satisfaction of this
Section 5.3 shall not be a condition to the Closing.

     5.4  Satisfaction, Waiver of Due Diligence Conditions.  If Buyer fails to
          ------------------------------------------------
deliver written approval or notice of satisfaction of the Due Diligence Condition set forth in Section 5.2(b)(2) above to Escrow Agent prior to expiration of the Due Diligence Period, the condition shall be deemed not satisfied. Buyer may unilaterally waive any of the Due Diligence Conditions described in Section 5.2(a) and (b), which are for the benefit of Buyer. Both parties may agree to waive the Closing Condition described in Section 5.3. All waivers shall be delivered in writing to Escrow Agent prior to the date for satisfying the applicable condition.

     5.5  Failure of Conditions.  If any Due Diligence Condition or Closing
          ---------------------
Condition is neither satisfied nor waived by the specified time deadline, either party (provided such party is not in default hereunder) may unilaterally terminate this Agreement and the Escrow by giving written notice of termination to the other party and Escrow Agent. In the event of such termination, Buyer's Deposit (plus any interest earned thereon) shall immediately be returned and neither party shall have any further obligation hereunder, except for any liabilities or obligations which survive termination under the express terms of this Agreement.

     5.6  Delivery of Documents.  If this Agreement is terminated for
          ---------------------
nonsatisfaction of a Condition or as a result of Buyer's default, Buyer shall deliver to Seller, within ten (10) days after such termination, all Property Documents and documents and information relating to the Property which were prepared by or on behalf of Buyer during the Escrow period.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     6.1  Definitions.  For purposes of this Article 6, the following terms
          -----------
shall have the meanings set forth below.

          (a)  Laws. "Laws" means all governmental laws, statutes, ordinances,
               ----
resolutions, rules, regulations, restrictions and requirements applicable to the Property, whether now or hereafter in effect, and as amended or supplemented from time to time.

          (b)  Environmental Laws. "Environmental Laws" means all Laws
               ------------------
applicable to the physical condition of the Property or the presence of any substance thereon, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste Control Act (California Health and Safety Code Sections 25100 et seq.), the California Hazardous Substances Account Act (California Health and Safety Code Sections 25300 et seq.), the Safe Drinking Water and Toxic Enforcement Act ("Proposition 65n) (California Health and Safety Code Sections 25249.5 et seq.), and the Porter-Cologne Water Quality Control Act (California Health and Safety Code Sections 13000 et seq.), and any similar federal, state or local Laws, all regulations and publications implementing or promulgated pursuant to the foregoing, as any of the foregoing may be amended or supplemented from time to time.

          (c)  Hazardous Materials. "Hazardous Materials" shall include, but are
               -------------------
not limited to, substances which are flammable; explosive; corrosive; radioactive; toxic; asbestos or those asbestos-containing materials; and any substances defined or regulated as hazardous substances, hazardous materials, toxic substances or hazardous wastes in any of the Environmental Laws.

          (d)  Seller's Knowledge. References to "Seller's knowledge," matters
               ------------------
"known to Seller", or words of like import shall mean, and be limited to, the actual, current knowledge of Theodore Tchang and Neville Bothwell, or such employees of Seller as may be reasonably expected to have knowledge of the matter at issue, and shall not include any imputed or constructive knowledge, and no duty of inquiry or investigation by Seller is implied or required.

     6.2  Condition of Property.
          ---------------------

          (a)  Disclaimer. Buyer acknowledges that: (1) except for the Seller's
               ----------
Improvements described in Section 7.2, Seller has no obligation to complete any improvements located on or relating to the Property, either before or after the Closing; (2) except as expressly provided in Section 6.4, Seller makes no representations or warranties, express or implied, an to the physical conditions of the Property or in connection with any matter relating to its condition, economic value, marketability, merchantability, feasibility, fitness, suitability or use; (3) Seller makes no representation or warranty as to any operative or proposed Laws or Environmental

Laws which may now or hereafter apply to the Property; and (4) except as expressly provided in Section 6.4, no representations or warranties of any kind have been made by Seller or its representatives.

          (b)  Buyer's Investigation. Buyer acknowledges that the purchase of
               ---------------------
the Property will be on the basis of Buyer's own investigation of: (1) the physical conditions of the Property, including the soils, subsurface, geotechnical, seismic and environmental conditions thereof; (2) the Property Documents; (3) the operative or proposed governmental laws, ordinances, rules, regulations and requirements affecting or applicable to the Property and the terms and conditions of all applicable governmental permits and approvals; (4) the costs and fees associated with development and improvement of, or construction on, the Property; and (5) the economic value, marketability, merchantability, feasibility, suitability or use of the Property.

          (c)  "AS-IS" Purchase. Except for (1) the Seller's Improvements to be
                -----
completed by Seller as described in Section 7.2 and (2) matters arising from or attributable to a breach by Seller of the representations and warranties set forth in Section 6.4, and subject to satisfaction or waiver of the conditions to Close of Escrow, Buyer will acquire the Property in an "AS IS" condition, based upon its own investigation as described above. Buyer expressly waives and negates the right to any express or implied warranties from Seller, including, but not limited to, all implied warranties of merchantability, condition, suitability or fitness for any particular purpose, and all warranties with respect to quality, capacity, workmanship and latent defects. Buyer assumes the risk that adverse physical conditions or the applicability and effect of governmental laws, ordinances, rules, regulations and requirements may not have been revealed by Buyer's investigation. Seller shall have no obligation to correct any conditions or alleged defects discovered by Buyer during the course of its investigation or thereafter.

          (d)  Waiver and Release. Buyer waives any and all rights to recover
               ------------------
from Seller and its partners and affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assigns, for any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments (including attorneys' fees and court costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims"), which may arise from or are in any way connected with [the physical conditions of the Property or any Laws or] Environmental Laws now or hereafter applicable thereto, including, but not limited to, Claims arising from or related to soils, subsurface, geotechnical, seismic, hydrological or environmental conditions of the Property or defects in the design, engineering or construction of improvements now or hereafter located on the Property; provided, however, that the foregoing shall not limit Buyer's remedies in the event of (1) Seller's failure to complete Seller's Improvements pursuant to Section 7.2, or (2) Seller's breach of any express representation or warranty set forth in Section
6.4. Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

          (e)  Hazardous Materials. If Buyer should discover during its
               -------------------
investigation of the Property any Hazardous Material or other environmental condition subject to legal requirements for corrective or remedial action, Buyer shall, within a reasonable time, notify Seller in writing of the same. If such discovery is made after the Close of Escrow, Seller shall have no liability to Buyer arising out of such discovery except to the extent that Buyer can establish that Seller has breached the representation set forth in Section 6.4(c).

          (f)  Indemnification. Subject to and effective upon Close of Escrow,
               ---------------
Buyer shall indemnify, protect, hold harmless and defend (by counsel reasonably acceptable to Seller) Seller and its partners and affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assigns, from and against any and all Claims as defined in Section 6.2(d) above, including, but not limited to, Claims by third parties arising from or in any way connected with: (1) the deposit, disposal, use, release or other generation of Hazardous Materials on the Property on or after the Closing Date, including but not limited to investigatory expenses, clean-up and other remedial costs, of whatever kind or nature, or (2) other physical conditions of the Property, including but not limited to Claims relating to soils, subsurface, geotechnical, seismic, hydrological or environmental conditions of the Property or defects in the design, engineering or construction of improvements now or hereafter located on the Property; provided, however, that the foregoing shall not limit Seller's liability in the event of (A) Seller's failure to complete Seller's Improvements pursuant to Section 7.2, or (B) Seller's breach of any express representation or warranty set forth in Section 6.4. The obligations set forth in this Section 6.2(f) shall survive the Close of Escrow and shall not be merged with the Grant Deed.

          (g)  Property Documents. Buyer acknowledges that all engineering
               ------------------
studies and reports, surveys, soils/geotechnical reports, maps and other information which Buyer may receive from Seller or its agents in connection with this sale transaction, including, but not limited to, the Property Documents described in Section 5.1, are provided without any warranty (whether oral or written, express or implied) by Seller as to their accuracy, sufficiency or lack of defects; and the foregoing are provided on the express condition that Buyer shall make its own independent verification of such information. Buyer agrees not to assert any liability of Seller arising out of Seller's providing of such information.

          (h)  No Rights to Owner Participation Agreement. Seller has previously
               ------------------------------------------
entered into an Owner Participation Agreement ("OPA") with the redevelopment agency for the City of Poway, pursuant to which Seller has constructed certain improvements and is entitled to certain reimbursements. Buyer acknowledges and agrees that the Property specifically excludes, and this Agreement is not intended to transfer, any rights and obligations of Seller under the OPA which are retained by Seller.

     6.3  Buyer's Representations.  Buyer agrees, represents and warrants, as of
          -----------------------
the date of execution of this Agreement and as of Close of Escrow, as follows:
(a) Buyer is a corporation, duly formed, existing and in good standing under the laws of the State of Delaware; (b) Buyer has full legal right, power and authority to execute and fully perform its obligations under this Agreement pursuant to its governing instruments, without the need for any further corporate action; and (c) the persons executing this Agreement and other documents required hereunder on behalf of Buyer are the duly designated agents of Buyer and are authorized to do so.

     6.4  Seller's Representations and Warranties.  Seller agrees, represents
          ---------------------------------------
and warrants, as of the date of execution of this Agreement and as of Close of Escrow, as follows:

          (a)  Authority.  Seller is a limited liability company, duly formed,
               ---------
existing and in good standing under the laws of the State of California; Seller has full legal right, power and authority to execute and fully perform its obligations under this Agreement pursuant to its governing instruments, without the need for any further corporate action; and the persons executing this Agreement and other documents required hereunder on behalf of Seller are the duly designated agents of Seller and are authorized to do so.

          (b)  Non-Foreign Affidavit. Seller represents and warrants to Buyer
               ---------------------
that it is not a foreign person and is a United States person as defined in
Section 7701(a)(30) of the Internal Revenue Code, as amended ("Code"). Prior to Close of Escrow, Seller shall deliver to Escrow (with a copy to Buyer) an affidavit, executed and sworn to under penalty of perjury, substantially in the form attached hereto as Exhibit E.
                        ---------

          (c)  Hazardous Materials. Seller has no knowledge, except as otherwise
               -------------------
disclosed to Buyer in the Property Documents or in a writing delivered prior to expiration of the Due Diligence Period, of the existence or prior existence on the Property of any Hazardous Material. To Seller's knowledge, no summons, citation, directive, order or other communication has been issued to Seller arising out of or relating to the presence of Hazardous Material on the Property. Buyer shall have the right to perform an independent environmental assessment of the physical conditions of the Property, including the soils and subsurface thereof, pursuant to Section 7.1.

          (d)  Actions; Proceedings. Seller has not received written notice of,
               --------------------
and has no knowledge of, any pending or threatened action or proceeding against Seller and relating to the Property.

          (e)  Condemnation; Rezoning. Seller has not received written notice of
               ----------------------
any pending or threatened proceeding to condemn all or any portion of the Property or to rezone the Property.

          (f)  Notice of Violation. Seller has not received written notice of
               -------------------
any uncured violation of law or governmental regulation affecting the Property.

          (g)  True Copies. The Property Documents delivered to Buyer pursuant
               -----------
to this Agreement are complete and true copies of such documents in Seller's possession.

          (h)  Change in Representation. The representations of Seller set forth
               ------------------------
above in this Section 6.4 are made as of the date of execution of this Agreement by Seller and are intended to be true and correct as of the Close of Escrow. If, subsequent to the date of execution of this Agreement and prior to the Close of Escrow, Seller determines that, as a result of facts or subsequent events discovered or arising after execution of this Agreement, any of such representations are no longer true and correct as of such subsequent date, Seller shall not be in breach of this Agreement, provided that Seller shall promptly notify Buyer in writing ("Change Notice") of such facts or subsequent events and the effect on the applicable representation. Seller shall have the option, but not the obligation, to take steps to cure or correct the situation so that the affected representation will be true and correct as of the Close of Escrow, and, if Seller exercises such option, Seller shall identify the corrective action in the Change Notice. If Seller elects to undertake corrective action such that the affected representation will be true and correct as of the Close of Escrow, the parties shall proceed with performance under this Agreement and the Closing, provided Seller completes such corrective action, and the Closing Date shall be extended for the time reasonably required by Seller to complete such cure, but not to exceed a maximum extension of thirty (30) days. If Seller does not elect to undertake such corrective action, then, within ten
(10) days after Buyer's receipt of the Change Notice, but in no event later than the Closing Date, Buyer shall elect, by delivering written notice to Escrow Agent (with a copy to Seller) either to: (1) proceed with performance of this Agreement and the Closing; or (2) terminate this Agreement and the Escrow for non-satisfaction of a condition. In the event of termination pursuant to this Section, Buyer's Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder, except for any liability or obligation of Buyer pursuant to those provisions which survive termination of this Agreement under the express terms of this Agreement.

     6.5  Real Estate Commissions.  Subject to and upon Close of Escrow, Seller
          -----------------------
shall pay a real estate commission of $597,977.47 (i.e., $690,000.00 less $92,022.53 for reimbursement of pre-paid sewer fees, as provided in Section 7.6 below), which shall be divided equally between CB Richard Ellis of San Diego, California and The Irving Hughes Group also of San Diego, California. Escrow Agent is directed to pay said commission upon Close of Escrow out of funds deposited in Escrow and credited to Seller. Each party represents and warrants to the other party that no other brokers or finders have been employed or are entitled to a commission or compensation in connection with this transaction as a result of the action or agreement of the indemnifying party. Each party shall indemnify, protect, hold harmless and defend the other party (and its officers, directors, shareholders, employees, agents, successors and assigns) from and against any obligation or liability to pay any such commission or compensation arising from the act or agreement of the indemnifying party.

     6.6  Interstate Land Sales Full Disclosure Act.  Seller and Buyer intend
          -----------------------------------------
that the sale of the Property will comply with the exception requirements of the Interstate Land Sales Full Disclosure Act, as stated in 15 U.S. Code Section 1702(a)(8), and Seller and Buyer confirm that the conditions set forth in such Section are met.

     6.7  Survival of Warranties and Obligations.  The representations and
          --------------------------------------
warranties given by Buyer and Seller in this Article 6, and all obligations under this Agreement to be performed after Close of Escrow, shall survive the Close of Escrow and delivery of the Grant Deed to Buyer; provided, however, that all representations and warranties by Seller shall terminate two (2) years after the Closing Date, except for any representation or warranty which Buyer claims to have been breached, as long as: (a) Buyer has notified Seller in writing of a claim of breach (identifying such breach in reasonable detail) within such two
(2)-year period, and (b) Buyer files a lawsuit for breach of such representation or warranty and gives written notice thereof to Seller within two (2) years after the expiration of such one-year period.

                                   ARTICLE 7

                            ADDITIONAL OBLIGATIONS
                            ----------------------

     7.1  Access to Property.  Between the date of Opening of Escrow and the
          ------------------
Close or earlier termination of Escrow, Seller shall allow Buyer and its agents reasonable access to the Property during normal business hours, upon reasonable notice to Seller, for the purpose of inspecting, surveying and testing the same, at Buyer's sole expense. Provided, however, in connection with any such entry,
Buyer: (a) shall perform all work in a safe manner; (b) shall not permit any hazardous condition to remain on the Property; (c) shall repair any damage or disturbance to the Property; and (d) shall procure (or have all work performed by contractors who maintain) general liability and property damage insurance, evidence of which shall be delivered to Seller prior to Buyer's first entry. Buyer further agrees to indemnify, hold harmless, protect and defend Seller (and its officers, directors, shareholders, employees, agents, successors and assigns) and Seller's property from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments (including attorneys' fees and court costs) for labor or services performed or materials furnished to or for Buyer, or for personal injury or death or property damage, arising out of entry upon the Property or any adjacent land of Seller by Buyer or its employees, agents or independent contractors. Seller's damages as a result of Buyer's breach of its obligations under this Section shall not be limited or liquidated by the provisions of Section 1.4. Notwithstanding any provision of this Agreement to the contrary, Buyer's obligations under this Section shall survive termination of this Agreement and Close of Escrow.

     7.2  Seller's Improvements.
          ---------------------

          (a)  Description.  Seller shall complete or cause to be completed, at
               -----------
Seller's sole cost and free from all liens and claims, the following work (collectively, "Seller's Improvements"): completion of Kirkham Way, construction of a storm drain outfall for the Property, signalization and median reconstruction at the intersection of Scripps Poway Parkway and Tech Center Drive, and, only if required by the City, construction of a sidewalk along Scripps Poway Parkway.

          (b)  Time for Completion. Subject to extension, to the extent
               -------------------
reasonably required, as a result of delays described in Section 8.7, Seller shall cause Seller's Improvements to be completed within a commercially reasonable period after the Close of Escrow, subject to extension to accommodate any actions required to be taken by the City and/or any delays caused by the City. For purposes of this Section, Seller's Improvements shall be deemed completed upon Seller's delivery of a written verification executed by Seller's engineer indicating that Seller's Improvements have been substantially completed in accordance with the Plans. Seller shall also be responsible for obtaining formal acceptance of all public improvements by the City of Poway or other applicable government agencies.

          (c)  Seller's Access. After the Closing Date, Seller shall have the
               ---------------
right to enter upon the Property to the extent necessary to complete Seller's Improvements described in Section 7.2(a). Seller shall repair any damage or disturbance to the Property resulting from such entry. Seller further agrees to indemnify, hold harmless and defend Buyer and Buyer's property from and against all liabilities, liens, claims, damages, costs, expenses, suits or judgments (including attorneys' fees and court costs) for labor or services performed or materials furnished to or for Buyer, or for personal injury or property damage arising out of entry upon the Property by Seller or its employees, agents or independent contractors.

          (d) At Closing, Escrow Agent shall withhold, from proceeds otherwise payable to Seller, Two Hundred Fifty Thousand Dollars ($250,000) ("Withheld Funds"). Escrow Agent shall invest the Withheld Funds in an account approved by Seller, and all interest earned thereon shall be Seller's. Escrow Agent shall disburse the Withheld Funds to Seller upon completion of the Seller's Improvements as provided in Section 7.2(b) above.

     7.3  Government Approvals.  Nothing in this Agreement shall be construed as
          --------------------
authorizing Buyer, prior to the Closing, to apply for any zone change, variance, waiver, exception or other governmental act, approval or permit with respect to the Property, and Buyer shall not submit any such application without Seller's prior written approval. Seller's approval may be withheld if, in Seller's judgment, approval of the matter proposed by Buyer would have an adverse impact on the Property or any other portion of the Corporate Center. After Close of Escrow, Buyer's right to process governmental permits and approvals shall be subject to the provisions of the CC&Rs.

     7.4  Damage or Destruction.  If any part of the Property is damaged or
          ---------------------
destroyed by fire or other casualty prior to the Closing, Seller shall promptly give notice thereof to Buyer. Buyer may elect, by delivering written notice to Seller within five (5) days after receipt of Seller's notice, to terminate this Agreement and the Escrow; and, in such event, unless Seller agrees within five
(5) days after receipt of such notice to cure the damage on or before the Closing, this Agreement and the Escrow shall terminate and neither party shall have any further rights or obligations hereunder (except for any liability or obligation of Buyer pursuant to provisions which survive termination of this Agreement under the express terms of this Agreement). If Buyer does not deliver written notice of termination within said 5-day period, then: (a) the parties shall continue performance under this Agreement and the Escrow, without modification of any of its terms and without any reduction in the Purchase Price; and (b) Seller shall have no obligation to repair or restore the Property and no liabilities or obligations to Buyer, and Buyer shall have no claims for damages or other remedies against Seller, as a result of such damage or destruction of the Property.

     7.5  Condemnation.  If Seller receives actual notice that a condemnation or
          ------------
eminent domain action is filed against the Property or any part thereof (or that a taking is pending or contemplated) prior to the Closing, Seller shall promptly give notice thereof to Buyer. Buyer may elect, by delivering written notice to Seller within five (5) days after receipt of Seller's notice, to terminate this Agreement and the Escrow. In the event of such termination, neither party shall have any further rights or obligations hereunder (except for any liability or obligation of Buyer pursuant to provisions which survive termination of this Agreement under the express terms of this Agreement). If Buyer does not deliver written notice of termination within said 5-day period, then: (a) the parties shall continue performance under this Agreement and the Escrow, without modification of any of its terms and without any reduction in the Purchase Price; and (b) Seller shall assign and deliver to Buyer, subject to and effective upon the Closing for the affected Lot, all of Seller's interest in the award for such taking. Buyer shall have no other remedies against Seller as a result of such condemnation except as set forth in this Section.

     7.6  Reimbursement of Pre-Paid Sewer Fees.  Seller has pre-paid one-half of
          ------------------------------------
the sewer fees (which one-half portion equals $92,022.53), in order to reserve the availability of sewer service for 78.1 EDUs for the Property. The real estate brokers specified in Section 6.5 above shall reimburse Seller, pursuant to a separate agreement, for the amount of such prepaid sewer fees.

     7.7  Possession.  Possession of the Property shall be delivered by Seller
          ----------
to Buyer on the Closing Date after recordation of the Grant Deed. All risk of loss and damage to the Property from whatever source shall be the sole responsibility of Buyer after the Close of Escrow.

                                   ARTICLE 8

                              GENERAL PROVISIONS
                              ------------------

     8.1  Assignment.
          ----------

          (a)  By Seller. Seller shall have the right to convey the Property and
               ---------
to assign its rights hereunder with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, provided that the assignee concurrently acquires real property included in the Corporate Center (consisting of all or any portion of the real property currently owned by Seller). To the extent Seller is permitted to assign its obligations hereunder, the assignee shall assume such obligations in writing, in a form reasonably approved by Buyer. In no event shall Seller be released from its obligations under this Agreement as a result of such assignment.

          (b)  By Buyer.
               --------

               (1) Buyer shall have the right, without Seller's consent, to assign this Agreement, or any of its rights or obligations hereunder, to: (i) any affiliated entity which controls, is controlled by, or is under common control with Buyer; or (ii) an entity in which Buyer owns a substantial ownership interest and in which Buyer is the managing general partner (if a partnership) or the managing member (if a limited liability company). Notwithstanding the foregoing, no assignment by Buyer pursuant to this Section 8.1(b)(1) shall be binding on Seller unless and until written notice of such assignment, evidencing satisfaction of the circumstances described in (i) or
(ii) above, has been delivered by Buyer to Seller and Escrow Agent. Except as permitted above in this Section 8.1(b)(1), Buyer's rights and obligations hereunder shall be assignable only with the prior written consent of Seller, which consent shall not be unreasonably withheld.

               (2) The following conditions shall apply to any permitted assignment, whether or not Seller's consent is required: (i) no such assignment shall release Buyer from its obligations hereunder; (ii) for the benefit of Seller, the assignee shall specifically assume the obligations, representations and warranties of Buyer under this Agreement and under any additional escrow instructions executed pursuant hereto, shall be bound by all approvals previously given (or deemed given) by Buyer hereunder, and shall provide a warranty of authority comparable to Section 6.3; and (iii) such assignment shall not be binding on Seller unless and until written notice of such assignment and a copy of the assumption agreement described above have been delivered by Buyer to Seller and Escrow Agent.

     8.2  Attorneys' Fees.  If either party commences legal proceedings for any
          ---------------
relief against the other party arising out of this Agreement, the losing party shall pay the prevailing party's legal costs and expenses, including, but not limited to, reasonable attorneys' fees and costs as determined by the court. The prevailing party shall be that party receiving substantially the relief sought in the proceeding, whether brought to final judgment or not.

     8.3  Confidentiality.  The terms and conditions of the purchase and sale
          ---------------
Transaction described in this Agreement shall remain confidential between the parties unless and until the Due Diligence Conditions have been satisfied or waived and the Due Diligence Period has expired without termination of this Agreement and the Escrow.

     8.4  Counterparts.  This Agreement or any escrow instructions pursuant to
          ------------
this Agreement may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Agreement after each party has signed such a counterpart.

     8.5  Entire Agreement.  This Agreement, together with all exhibits attached
          ----------------
hereto and other agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property. All prior or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are superseded.

     8.6  Exhibits.  All exhibits referred to herein are attached hereto and
          --------
incorporated herein by reference.

     8.7  Force Majeure.  Except as otherwise specifically provided herein, if
          -------------
either party is delayed, hindered in or prevented from performing any act required hereunder by reason of strikes, lock-outs, labor problems, inability to procure materials, failure of power or other utilities, restrictive governmental laws or regulations, prolonged rain or other unusual or unseasonable weather conditions, riots, insurrection, war or other reason of a like nature (excluding economic conditions or financial inability), not the fault of the party so affected, then performance of such act shall be excused to the extent necessary as a result of such event. Provided, however, this Section shall not excuse Buyer's obligation to pay each portion of the Purchase Price or any other amounts payable hereunder in the manner and by the time deadlines specified herein.

     8.8  Further Assurances.  The parties agree to perform such further acts
          ------------------
and to execute and deliver such additional documents and instruments as may be reasonably required in order to carry out the provisions of this Agreement and the intentions of the parties.

     8.9  Gender, Number.  As used herein, the singular shall include the plural
          --------------
and the masculine shall include the feminine, wherever the context so requires.

     8.10 Governing Law.  This Agreement shall be governed, interpreted,
          -------------
construed and enforced in accordance with the laws of the State of California.

     8.11 Headings.  The captions and paragraph headings used in this Agreement
          --------
are inserted for convenience of reference only and are not intended to define, limit or affect the construction or interpretation of any term or provision hereof.

     8.12 Joint and Several Liability.  If Buyer consists of more than one
          ---------------------------
person or entity, the liability of each such person or entity signing this Agreement as Buyer shall be joint and several.

     8.13 Modification, Waiver.  No modification, waiver, amendment or discharge
          --------------------
of this Agreement shall be valid unless the same is in writing and signed by both Buyer and Seller. The escrow instructions shall be considered a part of this Agreement, and no provision in said escrow instructions shall supersede or contradict the provisions of this Agreement, unless the parties agree in writing to such change.

     8.14 No Other Inducement. The making, execution and delivery of this
          -------------------
Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

     8.15 Notice. Notice to either party shall be in writing and either
          ------
personally delivered or sent by certified mail, postage prepaid, return receipt requested, addressed to the party to be notified at the address specified herein. Any such notice shall be deemed received on the date of personal delivery to the party (or such party's authorized representative) or three (3) business days after deposit in the U.S. Mail, as the case may be.

     Seller's Address for Notice:       TECH BUSINESS CENTER
                                        Attn:  Paul Tchang or Neville Bothwell
                                        3575 Kenyon Street
                                        San Diego, California 92110
                                        Tel.:  619/223-1663
                                        Fax:   619/223-2865

     With a copy to:                    Ellen B. Spellman, Esq.
                                        Allen Matkins Leck Gamble & Mallory LLP
                                        501 West Broadway, 9th Floor
                                        San Diego, California 92101
                                        Tel.:  619/235-1533
                                        Fax:   619/233-1158

     Buyer's Address for Notice:        APPLIED MICRO CIRCUITS CORPORATION
                                        Attn:  David Mersten, Esq.
                                        6290 Sequence Drive
                                        San Diego, California 92121
                                        Tel.:  858/597-7311
                                        Fax:   858/535-6800
     With a copy to:                    David E. Watson, Esq.
                                        Gray Cary Ware & Freidenrich LLP
                                        401 B Street, Suite 1700
                                        San Diego, California 92101-4297
                                        Tel.:  619/699-3608
                                        Fax:   619/699-1048

     Either party may change its address for notice by delivering written notice to the other party as provided herein.

     8.16 Severability.  If any term, provision, covenant or condition of this
          ------------
Agreement is held to be invalid, void or otherwise unenforceable, to any extent, by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term, provision, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     8.17 Successors.  Subject to the restriction on assignment contained
          ----------
herein, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     8.18 Survival.  Notwithstanding any provision of this Agreement to the
          --------
contrary, Sections 1.4, 3.4(b), 5.6, 6.5, 7.1, 8.2 and 8.3 shall survive termination of this Agreement and Close of Escrow. In addition, Sections 3.7(a), 6.2, 6.3, 6.4 (to the extent provided in Section 6.7), 6.5, 6.6, 7.1,
7.2, 7.6 and 8.2 shall survive the Closing and conveyance of the Property to Buyer.

     8.19 Time.  Time is of the essence of each provision of this Agreement,
          ----
including without limitation all time deadlines for satisfying conditions and Close of Escrow.

     8.20 Time Period Computation.  All periods of time referred to in this
          -----------------------
Agreement shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

          THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION OR THE NEGOTIATION OF THE TRANSACTION DESCRIBED HEREIN DOES NOT CONSTITUTE AN OFFER TO SELL BY SELLER, AND THIS AGREEMENT DOES NOT CONSTITUTE A BINDING CONTRACT UNTIL EXECUTED BY SELLER.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      [Signature Page of Seller to Purchase and Sale Agreement and Escrow
                                 Instructions]

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

     "BUYER"                                 APPLIED MICRO CIRCUITS CORPORATION,
                                             a Delaware corporation

                                             By:________________________________

                                             Title:_____________________________



                                             By:________________________________

                                             Title:_____________________________

      [Signature Page of Seller to Purchase and Sale Agreement and Escrow
                                 Instructions]

     "SELLER"                      TECH BUSINESS CENTER, LLC,
                                   a California limited liability company

                                   By:  TECHBILT CONSTRUCTION CORP., a
                                        California corporation, as Managing
                                        Member

                                        By:_____________________________________
                                             Paul K. Tchang, President

                            CONSENT OF ESCROW AGENT
                            -----------------------

SELLER:        TECH BUSINESS CENTER, LLC

BUYER:         APPLIED MICRO CIRCUITS CORPORATION

PROPERTY:      31.66 Acres at Phase IV of Poway Corporate Center

ESCROW NO.:    00-1887LG


================================================================================

     The undersigned ("Escrow Agent") hereby: (1) acknowledges delivery of a Purchase and Sale Agreement and Escrow Instructions ("Agreement") dated September 29, 2000 between the Seller and Buyer identified above, and delivery of Buyer's $100,000.00 Deposit described in Section 1.3(a) of the Agreement; and
(2) agrees to act as the Escrow Agent in accordance with the provisions of the Agreement.

     This Consent is executed on _____________ __, 2000 which shall constitute the "Opening of Escrow" pursuant to Section 3.3 of the Agreement.

"ESCROW AGENT"                           FIRST AMERICAN TITLE INSURANCE
                                         COMPANY

                                         By:____________________________________
                                            Lynn Graham




                                  CONSENT OF
                                 ESCROW AGENT

                           ACKNOWLEDGMENT OF BROKERS
                           -------------------------

     Each of the undersigned (each, a "Broker") acknowledges and agrees as follows:

     (1) It has read and reviewed the foregoing Purchase and Sale Agreement and Escrow Instructions ("Agreement") dated September 29, 2000, by and between TECH BUSINESS CENTER, LLC, a California limited liability company (as "Seller"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (as "Buyer").

     (2) Payment, subject to and upon Close of Escrow, of a real estate commission of $597,977.47 ($690,000.00 less $92,022.53 for reimbursement by Brokers to Seller of pre-paid sewer fees, as provided in Section 7.6 of the Agreement), divided equally between the two Brokers in accordance with Section
6.5 of the Agreement, shall discharge in full its right to receive a commission or other compensation in connection with the transaction described therein.

     (3) If the Close of Escrow does not occur, for any reason (including as a result of a default by either Buyer or Seller, termination of this Agreement as permitted therein, or a rescission or termination by mutual agreement of Buyer and Seller), then, in any such event: (a) no commission shall be paid to or deemed earned by Broker, (b) Broker shall have no interest in any liquidated damages recovered by Seller, if any, (c) Broker shall have no claim or action against Seller or Buyer, and (d) neither Seller nor Buyer shall have any liability to Broker.

     "BROKER"                 CB RICHARD ELLIS

                              By:________________________________

                              Title:_____________________________

                              Date:______________________________



     "BROKER"                 THE IRVING HUGHES GROUP

                              By:________________________________

                              Title:_____________________________

                              Date:______________________________




                                ACKNOWLEDGMENT
                                  OF BROKERS

                               LIST OF EXHIBITS
                               ----------------


          A  Legal Description of Property

          B  General Escrow Instructions

          C  Form of Grant Deed

          D  Property Documents

          E  Non-Foreign Affidavit

          F  Tentative Map Revisions




                               LIST OF EXHIBITS

                                   EXHIBIT A
                                   ---------

                         LEGAL DESCRIPTION OF PROPERTY

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO, AND IS DESCRIBED AS FOLLOWS:

ALL OF PARCEL 2 OF PARCEL MAP NO. 17607, FILED IN THE OFFICE OF THE COUNTY RECORDER, OCTOBER 20, 1995 AS FILE NO. 1995-0473968 OF OFFICIAL RECORDS, THAT PORTION OF LOT 4 OF SECTION 19, TOWNSHIP 14 SOUTH, RANGE 1 WEST, SAN BERNARDINO MERIDIAN AND THAT PORTION OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 24, TOWNSHIP 14 SOUTH, RANGE 2 WEST, SAN BERNARDINO MERIDIAN, TN THE CITY OF POWAY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRLBED AS FOLLOWS:


BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID SECTION 19; THENCE ALONG THE MOST SOUTHERLY LINE OF SAID PARCEL 2, NORTH 87"21'18" WEST, 6.01 FEET; THENCE NORTH OO"28'46" WEST, 32.55 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF KJRKHAM WAY AS DEDICATED PER SAID PARCEL MAP NO. 17607; THENCE WESTERLY ALONG SAID RIGHT-OF-WAY LINE, NORTH 87"21'18" WEST, 653.83 FEET; THENCE NORTH 02"38'42" EAST, 385.00 FEET; THENCE NORTH 87"21'18" WEST 688.64 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF TECH CENTER DRIVE AS DEDICATED PER DEED RECORDED MARCH 22, 1993 AS DOC. NO. 1993-0174230 OF OFFICIAL, RECORDS; THENCE NORTHERLY ALONG SAID RIGHT-OF-WAY LINE, NORTH OO"O8'03" WEST (RECORD NORTH OO"O7'57" WEST PER SAID DEED) 792.99 FEET TO THE BEGINNING A TANGENT 34.50 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY; THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 86"37'17" (RECORD 86"38'18" PER SAID DEED) A DISTANCE OF 52.16 FEET (RECORD 52.17' PER SAID DEED) TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF SCRIPPS POWAY PARKWAY AS DEDICATED PER DEED RECORDED AUGUST 25, 1993 AS DOC. NO. 1993-0554187 OF OFFICIAL RECORDS; THENCE EASTERLY ALONG SAID RIGHT-OF-WAY LINE AND TANGENT TO SAID CURVE, NORTH 86"29'14" EAST 84.33 FEET (RECORD 84.36' PER SALD DEED) TO THE BEGINNING OF A TANGENT 299.50 FOOT RADIUS CURVE CONCAVE SOUTHERLY; THENCE EASTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 05"51'45" A DISTANCE OF 30.64 FEET (RECORD 30.65' PER
DEED); THENCE TANGENT TO SAID CURVE AND CONTINUTNG ALONG SAID RIGHT-OF-WAY LINE, SOUTH 87"39'01" EAST; TO THE NORTHEAST CORNER OF PARCEL 2 OF SAID PARCEL MAP NO. 17607; THENCE LEAVING SAID RIGHT-OF-WAY LINE NORTH OO"28'46" EAST TO THE SOUTHERLY LINE OF CITY OF POWAY TRACT 87-13 UNIT 1, ACCORDING TO MAP THEREOF NO. 12556; THENCE ALONG SAID SOUTHERLY LINE SOUTH 87"39'01" EAST TO A POINT ON THE EAST LINE OF SAID SECTION 24; THENCE SOUTH 88"19'17" EAST 8.33 FEET; THENCE LEAVING SAID SOUTHERLY LINE SOUTH OO"28'46" EAST TO A POINT ON THE SOUTHERLY LINE OF SAID SECTION 19, DISTANT THEREON SOUTH 88"15'43" EAST 6.00 FEET FROM THE SOUTHWEST CORNER THEREOF; THENCE NORTH 88"15'43" WEST 6.00 FEET TO THE POINT OF BEGINNING.

NOTE: SAID LAND IS ALSO DESCRIBED AS PARCEL A IN CERTIFICATE OF COMPLIANCE RECORDED SEPTEMBER 20, 1996 AS FILE NO. 1996-0480626 OF OFFICIAL RECORDS.

                                   EXHIBIT A

                                   EXHIBIT B
                                   ---------

                          GENERAL ESCROW INSTRUCTIONS

                           ESCROW GENERAL PROVISIONS


1.  Deposit of Funds & Disbursements

All funds shall be deposited in general escrow accounts in a federally insured financial institution including those affiliated with Escrow Holder ("depositories") . All disbursements shall be made by Escrow Holder's check or by wire transfer unless otherwise instructed in writing. The Good Funds Law requires that Escrow Holder have confirmation of receipt of funds prior to disbursement. Escrow Holder may receive certain financial benefits from the depository institutions as a result of maintaining the general escrow accounts and its on-going banking relationship with that institution and such benefits will belong solely to Escrow Holder.

2.  Disclosure of Possible Benefits to Escrow Holder

The parties acknowledge that as a result of Escrow Holder maintaining its general escrow accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the depositories ("collateral benefits"). All collateral benefits shall accrue to the sole benefit of Escrow Holder and Escrow Holder shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.

3.  Prorations & Adjustments

The term "close of escrow" means the date on which documents are recorded. All prorations and/or adjustments shall be made to the close of escrow based on a 30-day month, unless otherwise instructed in writing.

4.  Recordation of Documents

Escrow Holder is authorized to record documents delivered through this escrow which are necessary or proper for the issuance of the requested title insurance policy(ies).

5.  Authorization to Furnish Copies

Escrow Holder may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request.

6.  Personal Property Taxes

No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.

7.  Cancellation of Escrow

Any party desiring to cancel this escrow shall deliver written notice of cancellation to Escrow Holder. Within a reasonable time after receipt of such notice, Escrow Holder shall send by regular mail to the address on the escrow instructions, one copy of said notice to the other party(ies). Unless written objection to cancellation is delivered to Escrow Holder by a party within 10 days after date of mailing, Escrow Holder is authorized at its option to comply with the notice and terminate the escrow. If a written objection is received by Escrow Holder, Escrow Holder is authorized at its option to hold all funds and documents in escrow (subject to the funds held fee) and to take no other action until otherwise directed by either the parties' mutual written instructions or a final order of a court of competent jurisdiction. If no action is taken on this escrow within 6 months after the closing date specified in the escrow instructions, Escrow Holder's obligations shall, at its option, terminate. Upon termination of this escrow, the parties shall pay all fees, charges and reimbursements due to Escrow Holder and all documents and funds held in escrow shall be returned to the parties depositing same.

8.  Conflicting Instructions & Disputes

If Escrow Holder becomes aware of any conflicting demands or claims concerning this escrow, Escrow Holder shall have the right to discontinue all further acts on Escrow Holder's part until the conflict is resolved to Escrow Holder's satisfaction. Escrow Holder has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights. If such an action is filed, the parties jointly and severally agree (a) to pay Escrow Holder's cancellation charges, costs (including the funds held fees) and reasonable attorney's fees, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow. If an action is brought involving this escrow and/or Escrow Holder, the parties agree to indemnify and hold the Escrow Holder harmless against liabilities, damages and costs incurred by Escrow Holder (including reasonable attorney's fees and costs) except to the extent that such liabilities, damages and costs were caused by the gross negligence or willful misconduct of Escrow Holder.

9.   Usury

Escrow Holder is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefor.

10.  Amendments to Escrow Instructions

Any amendment to the escrow instructions must be in writing, executed by all parties and accepted by Escrow Holder. Escrow Holder may, at its sole option, elect to accept and act upon oral instructions from the parties. If requested by Escrow Holder the parties covenant to confirm said instructions in writing as soon as practicable. The escrow instructions as may be amended shall constitute the entire escrow agreement between the Escrow Holder and the parties hereto with respect to the subject matter of the escrow and shall supersede all prior agreements with respect thereto.

11.  Supplemental Real Property Taxes

Supplemental taxes may be assessed as a result of a change in ownership or completion of construction. Adjustments due either party based on a supplemental tax bill will be made by the parties outside of escrow and Escrow Holder is released of any liability in connection with same.

12.  Change of Ownership Forms

Buyer will provide a completed Preliminary Change of Ownership Report form ("PCOR"). If Buyer fails to provide the PCOR, Escrow Holder shall close escrow and charge Buyer any additional fee incurred for recording the documents without the PCOR. Escrow Holder is released from any liability in connection with same.

13.  Insurance Policies

In all matters relating to insurance, Escrow Holder may assume that each policy is in force and that the necessary premium has been paid. Escrow Holder is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Holder has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

14.  Facsimile Instructions

The parties agree to accept and instruct the Escrow Holder to rely upon facsimile transmitted documents as if they had original signatures. Within 72 hours of transmission, the party transmitting documents by facsimile shall deliver the originals of such documents to Escrow Holder. Escrow Holder may withhold documents and/or funds due to the party until such originals are delivered. Documents to be recorded MUST contain original signatures.

15.  Execution in Counterpart

The escrow instructions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

16.  Tax Reporting, Withholding & Disclosure

The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Holder does not provide tax or legal advice and the parties agree to hold Escrow Holder harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. ESCROW HOLDER IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW HOLDER AGREES IN WRITING.

     A.  Taxpayer Identification Number Reporting

Federal law requires Escrow Holder to report Seller's social security number and/or tax identification number, forwarding address, and the gross sales price to the Internal Revenue Service ("IRS"). Escrow can not be closed nor any documents recorded until the information is provided and Seller certifies its accuracy to Escrow Holder.

     B.  State & Federal Withholding & Reporting

A buyer may be required to withhold and deliver to the Franchise Tax Board an amount equal to 3.33% of the sales price of a California real property interest by either: 1) a seller who is an individual with either a last known street address outside of California or when the seller's disbursement instructions direct the proceeds to be sent to a financial intermediary of the seller; OR 2) a corporate seller which has no permanent place of business in California. The buyer may become subject to a penalty in an amount equal to the greater of 10% of the amount required to be withheld or $500. However, the buyer is not required to withhold any amount and will not be subject to penalty for failure to withhold if: a) the sales price of the California real property interest conveyed does not exceed $100,000; b) the seller executes a written certificate, under the penalty of perjury, certifying that the seller is a resident of California, or if a corporation, has a permanent place of business in California; OR c) the seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller's principal residence. The California Franchise Tax Board may grant reduced withholding or waivers. To obtain additional information regarding California withholding, contact the Franchise Tax Board, Withhold at Source Unit, P. O. Box 651, Sacramento, CA 95812-0651 (916/845-
4900).

Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation or partnership, a domestic corporation or partnership controlled by non-residents or non-resident corporations or partnerships.

     C.  Taxpayer Identification Disclosure

Parties to a residential real estate transaction involving seller-provided financing are required to furnish, disclose, and include taxpayer identification
numbers in their tax returns.   Escrow Holder is not obligated to transmit the
taxpayer identification numbers to the IRS or to the parties. Escrow Holder is authorized to release any party's taxpayer identification numbers to any other party upon receipt of a written request. The parties hereto waive all rights of confidentiality regarding their respective taxpayer identification numbers and agree to hold Escrow Holder harmless against any fees, costs, or judgments incurred and/or awarded because of the release of taxpayer identification numbers.


                    THIS COMPANY CONDUCTS ESCROW BUSINESS
                   UNDER CERTIFICATE OF AUTHORITY
          ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
                            DEPARTMENT OF INSURANCE

                                   EXHIBIT C
                                   ---------

                              FORM OF GRANT DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

__________________________

__________________________

__________________________

__________________________

MAIL TAX STATEMENTS TO:

SAME AS ABOVE

================================================================================
                                                (Space Above For Recorder's Use)

     A Portion of Tax Assessor's Parcel No. ___________________

     Amount of Documentary Transfer Tax shown on attached paper -- not for public record.

                                  GRANT DEED

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TECH BUSINESS CENTER, LLC, a California limited liability company ("Grantor"), hereby grants to APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("Grantee"), the real property located in the City of Poway, County of San Diego, State of California, described as follows and hereinafter referred to as the "Property":

     [Insert legal description of Property]

SUBJECT TO:

     (1) All general and special real property taxes and assessments, not delinquent;

     (2) Easements, liens, charges, covenants, restrictions, reservations and other terms and provisions set forth in that certain Declaration of Covenants, Conditions and Restrictions for Poway Corporate Center, executed by Grantor (as "Declarant") and recorded on March 24, 2000 as Document No. 2000-0149044 of the Official Records of San Diego County, California, as amended as of the date hereof ("Declaration"), which Declaration is by this reference incorporated herein and made a part hereof. The Property is conveyed to Grantee together with all easements set forth in the Declaration which are appurtenant to the Property. By acceptance of this Grant Deed, Grantee accepts and agrees to be bound by the covenants, conditions, restrictions, rights and liabilities set forth in the Declaration, which shall bind successor owners of the Property conveyed to Grantee as covenants running with the land.

                                   EXHIBIT C

     (3) All other conditions, covenants, liens, restrictions and other encumbrances and matters of record in the Official Records of San Diego County, California.

     (4) Matters that can be ascertained by a reasonable inspection and/or survey of the Property.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                   EXHIBIT C

                         [Signature Page to Grant Deed]

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed on _____________ __, 20__ .


     "GRANTOR"                 TECH BUSINESS CENTER, LLC,
                               a California limited liability company

                               By:  TECHBILT CONSTRUCTION CORP., a
                                    California corporation, as Managing Member

                               By:______________________________________
                                    Paul K. Tchang, President

                               By:  BOTHWELL INTERNATIONAL, LTD., a
                                    California limited partnership, Member

                               By:_______________________________________
                                    Neville F. Bothwell, General Partner





STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF SAN DIEGO           )

     On ______________________, before me, ______________________, a Notary
Public in and for said state, personally appeared______________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                             __________________________________
                                             Notary Public in and for said State
(SEAL)

                                   EXHIBIT C

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN DIEGO      )


     On ______________________, before me, ______________________, a Notary
Public in and for said state, personally appeared______________________________ __________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                            ____________________________________
                                            Notary Public in and for said State
(SEAL)

                                   EXHIBIT C

                         [Signature Page to Grant Deed]

     IN WITNESS WHEREOF, Grantor has executed this Grant Deed on _____________ __, 20__ .

     "GRANTEE"                APPLIED MICRO CIRCUITS CORPORATION,

                              a Delaware corporation

                              By:_____________________________________

                              Title:__________________________________





STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF SAN DIEGO           )


     On ______________________, before me, ______________________, a Notary
Public in and for said state, personally appeared ____________________________ ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        _______________________________________
                                        Notary Public in and for said State
(SEAL)

                                   EXHIBIT C

                                   EXHIBIT D
                                   ---------

                               PROPERTY DOCUMENTS


1. Preliminary Report for the Property [Order No. 1249556-11, dated as of August 10, 2000,] prepared by First American Title Insurance Company, with underlying documents.

2.   Tech Center West Tentative Map No. 97-01.

3. Tech Center West Cut - Fill Map dated January 7, 1999, and Tech Center West Grading and Erosion Control Plans consisting of six sheets, W.O. #97-017

4. Improvement Plans for Offsite Sewer Main for Parkway Business Center III Sheets 1 through 4

5. Amended and Restated Owner Participation Agreement By and Between the Poway Redevelopment Agency and Tech Business Center LLC dated June 22, 1999.

6. City of Poway letter dated November 17, 1998, acknowledging Planning Resolution No. P-98-65 approving Tentative Tract Map 97-01, together with related acceptance documents by Tech Business Center

7. Preliminary Geotechnical Investigation for the Proposed Tech Business Center dated April 10, 1990, prepared by Woodward-Clyde Consultants

8. Final Report of Testing and Observation Services During Site Grading, Watkins Trucking Depot Site, Tech Business Center, dated October 27, 1995, prepared by Geocon Incorporated

9. Final Report of Testing and Observation Services during Site Grading, Tech Business Center West, dated February 11, 1999, prepared by Geocon Incorporated

                                   EXHIBIT D

                                   EXHIBIT E
                                   ---------

                             NON-FOREIGN AFFIDAVIT

                    Non-Foreign Affidavit Pursuant to FIRPTA

SELLER:        TECH BUSINESS CENTER, LLC, a California limited liability company

BUYER:         APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation

PROPERTY:      31.66 Acres at Phase IV of Poway Corporate Center

ESCROW NO:     00-1887 LG

================================================================================

     TECH BUSINESS CENTER, LLC, a California limited liability company ("Seller"), hereby certifies the following:

     1. Seller is the owner of the Property identified above. No other person or entity has an ownership interest in the Property.

     2. Seller is not a foreign person and is a "United States Person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended (the "Code").

     3. Seller's U.S. Tax Identification Number is: 33-0443611. Seller's business address is: 3575 Kenyon Street, San Diego, CA 92110.

     4. This Affidavit is provided pursuant to Section 1445 of the Code which requires a transferor of a U.S. real property interest to withhold tax if the transferee is a foreign person. Seller understands that the purchaser of the Property intends to rely on this Affidavit in connection with the United States Foreign Investment and Real Property Tax Act (FIRPTA).

     The undersigned, the general partners of Seller, hereby declare under penalty of perjury that the foregoing is true and correct.

Dated: ______________, 20__           SELLER:

                                      TECH BUSINESS CENTER, LLC,
                                      a California limited liability company

                                      By:  TECHBILT CONSTRUCTION CORP., a
                                           California corporation, as Managing
                                           Member

                                           By:__________________________________
                                               Theodore Tchang, Vice-President

                                   EXHIBIT E

                                   EXHIBIT F
                                   ---------

                            TENTATIVE MAP REVISIONS
                            -----------------------

1. Eliminate planned Lot 6 (mini-park) and the detention basin thereon, resulting in increases in sizes of lots 5 and 7.

2. Add note on lots 5 and 7 that reads: "driveway access may be provided across lot 5 or lot 7 from Kirkham Way to provide secondary access to consolidated Lots 4, 8, 9, and 10."

3. Add note on westerly end of Gregg Street that reads: "Gregg Street may be located within the region shown to provide access to consolidated lots 3, 4, 8, 9, 10 and 11 or combinations thereof, the location to be subject to the approval of the City Engineer having regarding to turning movements on Tech Center Drive."

4. Change zoning notes to include South Poway Commercial Zone on Lots 12, 13, and 14.

5.   Revise table of gross acres to include all of land owned by Seller.

6.   Add 36" diameter storm drain on Kirkham Way.

7. Add note that site can be regraded to eliminate the grade differentials of Lots 5, 7, 12, 13 and 14 from adjoining lots.

8. Adjust corner lot lines at South Poway Place and Tech Center Drive to reflect traffic signal plans.


                                  EXHBIT F

                          PURCHASE AND SALE AGREEMENT
                            AND ESCROW INSTRUCTIONS

     SELLER:   TECH BUSINESS CENTER, LLC,
               a California limited liability company

     BUYER:    APPLIED MICRO CIRCUITS CORPORATION,
               a Delaware corporation

     PROPERTY: Phase IV of Poway Corporate Center

     ESCROW:   First American Title Insurance Company
               Attn:  Lynn Graham

     ESCROW NO.:  00-1887LG



                             POWAY CORPORATE CENTER

                                    PHASE IV

                                                             Page
                                                             ----
ARTICLE 1  AGREEMENT OF PURCHASE AND SALE                       1
      1.1  Description of Property...........................   1
      1.2  Purchase and Sale; Effective Date.................   1
      1.3  Deposit...........................................   1
      1.4  LIQUIDATED DAMAGES................................   2

ARTICLE 2  PURCHASE PRICE....................................   2
      2.1  Purchase Price....................................   2

ARTICLE 3  ESCROW............................................   3
     3.1   Escrow Agent......................................   3
     3.2   Escrow Instructions...............................   3
     3.3   Opening of Escrow.................................   3
     3.4   Close of Escrow...................................   3
     3.5   Deliveries to Escrow..............................   4
     3.6   Completion of Documents...........................   4
     3.7   Prorations, Escrow Fees and Costs.................   4
     3.8   Closing Statement.................................   5
     3.9   Existing Encumbrances.............................   5
     3.10  Distribution of Funds and Documents...............   5

ARTICLE 4  TITLE MATTERS.....................................   6
      4.1  Preliminary Title Report..........................   6
      4.2  Title Policy......................................   7
      4.3  ALTA Title Coverage...............................   7
      4.4  Grant Deed........................................   8

ARTICLE 5  CONDITIONS TO CLOSE OF ESCROW.....................   8
      5.1  Property Documents................................   8
      5.2  Due Diligence Period; Conditions..................   8
      5.3  Closing Condition.................................   9
      5.4  Satisfaction, Waiver of Due Diligence Conditions..   9
      5.5  Failure of Conditions.............................   9
      5.6  Delivery of Documents.............................   9

ARTICLE 6  REPRESENTATIONS AND WARRANTIES....................  10
      6.1  Definitions.......................................  10
      6.2  Condition of Property.............................  10
      6.3  Buyer's Representations...........................  12
      6.4  Seller's Representations and Warranties...........  13
      6.5  Real Estate Commissions...........................  14
      6.6  Interstate Land Sales Full Disclosure Act.........  14
      6.7  Survival of Warranties and Obligations............  14

                                      (i)

                                                              Page
                                                              ----
ARTICLE 7  ADDITIONAL OBLIGATIONS............................  15
     7.1   Access to Property................................  15
     7.2   Seller's Improvements.............................  15
     7.3   Government Approvals..............................  16
     7.4   Damage or Destruction.............................  16
     7.5   Condemnation......................................  16
     7.6   Reimbursement of Pre-Paid Sewer Fees..............  17
     7.7   Possession........................................  17

ARTICLE 8  GENERAL PROVISIONS................................  17
     8.1   Assignment........................................  17
     8.2   Attorneys' Fees...................................  18
     8.3   Confidentiality...................................  18
     8.4   Counterparts......................................  18
     8.5   Entire Agreement..................................  18
     8.6   Exhibits..........................................  18
     8.7   Force Majeure.....................................  18
     8.8   Further Assurances................................  18
     8.9   Gender, Number....................................  18
     8.10  Governing Law.....................................  18
     8.11  Headings..........................................  18
     8.12  Joint and Several Liability.......................  19
     8.13  Modification, Waiver..............................  19
     8.14  No Other Inducement...............................  19
     8.15  Notice............................................  19
     8.16  Severability......................................  20
     8.17  Successors........................................  20
     8.18  Survival..........................................  20
     8.19  Time                                                20
     8.20  Time Period Computation...........................  20



     LIST OF EXHIBITS
     ----------------

     EXHIBIT A - Legal Description of Property
     EXHIBIT B - General Escrow Instructions
     EXHIBIT C - Form of Grant Deed
     EXHIBIT D - Property Documents
     EXHIBIT E - Non-Foreign Affidavit
     EXHIBIT F - Tentative Map Revisions

                                     (ii)

                    SECOND AMENDMENT TO ESCROW INSTRUCTIONS
                    ---------------------------------------


          TO ESCROW OFFICER:   First American Title Insurance Company
                               Attn: Lynn Graham, Escrow Officer

          ESCROW NO:           00-1887 LG

          SELLER:              TECH BUSINESS CENTER, LLC,
                               a California limited liability company

          BUYER: APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation

          DATE:                January 10, 2001
________________________________________________________________________________

     This Second Amendment to Escrow Instructions ("Amendment") effective upon Escrow Agent's receipt of a copy or copies executed by Seller and Buyer, constitutes part of, amends and supersedes any contrary provisions in the Purchase and Sale Agreement and Escrow Instructions between Seller and Buyer effective as of September 29, 2000, as modified by the [First] Amended Escrow Instructions dated December 26, 2000 (collectively, "Agreement") as follows:

     1.   Seller's Improvements.  Section 7.2(b) of the Agreement is revised to
          ---------------------
delete the first sentence and to substitute therefor the following:

          "Seller shall cause Seller's Improvements to be completed within one
     (1) year after the Close of Escrow, which completion date shall be subject to extension, to the extent reasonably required, (a) to accommodate any actions required to be taken by the City, and/or (b) as a result of delays described in Section 8.7 of the Agreement or delays caused by the City or Buyer."

The following new provisions are added at the end of Section 7.2(b):

          "If Seller fails to complete any of Seller's Improvements within the time specified above, and if such failure is not cured within thirty (30) days after Seller's receipt of written notice from Buyer that Buyer intends to assume responsibility for completion of such improvements, Buyer shall have the right to complete the improvements in accordance with the Plans and all other applicable requirements of the City and other governmental agencies. In such event, Buyer shall have the right to recover from Seller the reasonable, actual costs of completing such improvements."

     2.   Development Obligations.  New Section 7.8 is added to the Agreement,
          -----------------------
as follows:

          "7.8  Development Obligations.  A copy of pages 13-14 of Resolution
                -----------------------
     P98-65, which sets forth the conditions of approval of the Tentative Map (TM 97-01), is attached to this Amendment and incorporated into the Agreement as Exhibit G. Buyer shall be responsible for paying, when due,
                  ---------
     all development fees described in Item No. 1 set forth on page 13 attached as Exhibit G. Seller shall pay, prior to approval of the Final Map based on
        ---------
     the Tentative Map (TM 97-01), the fees described in Item No. 2 set forth on page 13 attached as Exhibit G, to the extent that such fees are normal and
                         ---------
     customary fees calculated based upon the grading and improvement plans prepared by Seller, including any modifications which are required to make such plans consistent with the revisions to the Tentative Map outlined on Exhibit F to the Agreement. Buyer shall pay any amounts charged pursuant
     ---------
     to Item No. 2 which are not allocated to Seller as set forth above or which result from Buyer's site development plan or the City's development review process. Seller shall also pay the assessments described in Item No. 3.A and B on pages 13-14 attached as Exhibit G and the prorata share payment
                                      ---------
     described in Item No. 4 on the top of page 14 attached as Exhibit G.
                                                               ---------
     Seller shall promptly deliver to Buyer copies of all Construction Covenants delivered by the City to Seller pursuant to the Amended and Restated Owner Participation Agreement. Seller represents that no such Construction Covenants have been delivered as of the date of this Amendment."

     3.   Satisfaction of Due Diligence Conditions.  Seller and Buyer
          ----------------------------------------
acknowledge that the Due Diligence Conditions described in Section 5.2(b) of the Agreement have been satisfied and the Due Diligence Period has expired. Escrow Agent is authorized to immediately release the Buyer's $100,000 Deposit to Seller upon receipt of a copy of this Amendment executed by Seller and Buyer, pursuant to Section 1.3(b) of the Agreement.

     4.   Closing Date.  Section 3.4(a) is amended to delete the last sentence
          ------------
and substitute therefor the following:

     "The 'Closing Deadline' means the date that is the later of: (1) February 2, 2001, or (2) two (2) business days after the City's approval of the Tentative Map revisions described in Section 5.3 as long as such approval remains a condition to the Closing pursuant to Section 5.3."

     5.   No Further Changes.  In all other respects, the Agreement shall remain
          ------------------
unchanged and in full force and effect.

                 [Buyer's Signature Appears on Following Page]

      [Buyer's Signature Page to Second Amendment to Escrow Instructions]
      -------------------------------------------------------------------

     BUYER:                   APPLIED MICRO CIRCUITS CORPORATION,
                              a Delaware corporation

                              By: _____________________________________
                                  Title: ______________________________

                              By: _____________________________________
                                  Title: ______________________________

                [Seller's Signature Appears on Following Page]

     [Seller's Signature Page to Second Amendment to Escrow Instructions]
     --------------------------------------------------------------------

     SELLER:                  TECH BUSINESS CENTER, LLC,
                              a California limited liability company

                              By: TECHBILT CONSTRUCTION CORP., a
                                  California corporation, as Managing Member

                                  By: _______________________________________
                                      Paul K. Tchang, President

                              [End of Signatures]

                                   EXHIBIT G
                                   ---------

                       CERTAIN TENTATIVE MAP CONDITIONS
                       --------------------------------

                                   EXHIBIT G

                                      -1-